                                                                    EXHIBIT 23.2



[THE FOLLOWING CONSENT IS IN THE FORM THAT WILL BE SIGNED UPON EFFECTIVENESS OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART]



                             CONSENT OF INDEPENDENT


                          CERTIFIED PUBLIC ACCOUNTANTS



QK HEALTHCARE, INC.


RONKONKOMA, NEW YORK



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1 No. 333-88769) of our report dated January 5, 2000, except for the reorganization discussed in Note 1(a) which is as of
             , 2000, relating to the financial statements of QK Healthcare, Inc., which is contained in that Prospectus, and of our report dated January 5, 2000, relating to the schedule, which is contained in Part II of the Registration Statement.



We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                BDO SEIDMAN, LLP


New York, New York


April 25, 2000